Exhibit 10.1

THE UNION LIGHT, HEAT AND POWER COMPANY

PURCHASE AGREEMENT

DATED: March 7, 2006

KeyBanc Capital Markets, a Division

of McDonald Investments Inc.

127 Public Square

Cleveland, OH  44114

LaSalle Financial Services, Inc.

540 West Madison Street

28th Floor

Chicago, IL 60661

Ladies and Gentlemen:

The Union Light, Heat and Power Company, a Kentucky corporation (hereinafter called the “Company”), proposes to issue and sell to KeyBanc Capital Markets, a division of McDonald Investments Inc., and LaSalle Financial Services, Inc. (the “Initial Purchasers”) $50,000,000 principal amount of 5.750% Debentures due 2016 (the “Series A Debentures”) and $65,000,000 principal amount of 6.200% Debentures due 2036 (the “Series B Debentures”, and together with the Series A Debentures, the “Securities”), to be issued pursuant to the provisions of the First Supplemental Indenture dated as of March 7, 2006 to the Indenture dated as of December 1, 2004 (hereinafter called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas,  as Trustee (hereinafter called the “Trustee”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), only to persons in the United States whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 7, 2006 (the “Preliminary Memorandum”) and a final offering memorandum, to be dated March 7, 2006 (the “Offering Memorandum”), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities. The terms “supplement,” “amendment” and “amend” as used herein with respect to either the Preliminary or Final Memorandum shall include all documents deemed to be incorporated by reference into the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date thereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The time when sales of Securities are first made or confirmed by the several Initial Purchasers to QIBs is referred to as the “Time of

Sale,” and the Preliminary Memorandum, as such may be amended or supplemented prior to the Time of Sale, together with the other information set forth on Schedule I hereto, is referred to as the “Time of Sale Information.”

I.

The Company hereby agrees to sell to each of the Initial Purchasers, and the Initial Purchasers each, severally and not jointly, agree, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, to purchase from the Company the principal amount of Securities set forth opposite their names below, at a price of 99.290% of the principal amount of the Series A Debentures and 98.559% of the principal amount of the Series B Debentures (the “Purchase Price”) and accrued interest from March 10, 2006, to the date of payment and delivery:

Name	Principal Amount of 10-Year Debentures	Principal Amount of 30-Year Debentures
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	$40,000,000	$52,000,000
LaSalle Financial Services, Inc.	$10,000,000	$13,000,000

Total	$50,000,000	$65,000,000

The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.

II.

The Company understands that the Initial Purchasers intend (i) to make private offerings pursuant to Rule 144A (“Exempt Resales”) of their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Time of Sale Information.

The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Time of Sale Information in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company the following representations and agreements:

(i)            it is a QIB and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

III.

Payment for the Securities shall be made by transfer of immediately available funds to an account identified by us in writing not less than two full business days prior to the date of payment, against delivery to you for the respective accounts of the Initial Purchasers of the Securities through The Depositary Trust Company at 10:00 A.M., New York Time, on March 10, 2006 or at such other time on the same or such other date, not later than March 15, 2006, as may be designated by you. The time and date of such payment and delivery are herein referred to as the “Closing Date”. All other documents referred to herein that are to be delivered at the Closing Date shall be delivered at that time at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.

Certificates for the Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

IV.

The obligations of the Company and the several obligations of the Initial Purchasers hereunder are subject to the condition that:

(a)           an appropriate order or orders of the Kentucky Public Service Commission necessary to permit the issue and sale of the Securities as contemplated hereby and containing no material provision or condition which is unacceptable to the Company or the Initial Purchasers shall be in effect and no proceedings to suspend the effectiveness of such order or orders shall be pending or threatened.

The several obligations of the Initial Purchasers hereunder are subject to the following further conditions:

(b)           There shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company from that set forth in or contemplated by the Offering Memorandum and the Time of Sale Information; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

(c)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of, nor shall any notice have been given of any review with a negative implication with respect to, the rating accorded any of the Company’s securities by any of Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings (or any of their successors).

(d)           You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in the first paragraph of this Article IV (provided that such certificate may omit any reference as to the extent to which provisions or conditions in the orders referred to in the first paragraph of this Article IV are acceptable to the Initial Purchasers). The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(e)           You shall have received on the Closing Date the favorable opinion of Thompson Hine LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i)            the Company is a corporation duly incorporated and existing in good standing under the laws of the Commonwealth of Kentucky, the Company has due corporate and governmental authority to carry on the public utility businesses in which it is engaged and to own and operate the properties in use in such businesses;

(ii)           the Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its businesses or the ownership or leasing of its properties requires such qualification;

(iii)          the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(iv)          the Securities, when duly executed by the Company, authenticated by the Trustee and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will be valid and binding obligations of the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(v)           the order of the Kentucky Public Service Commission authorizing the issuance and sale of the Securities is in effect on the Closing Date and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or Blue Sky laws, as to which such counsel are not called upon to express an opinion) is required for the issuance and sale of the Securities;

(vi)          no registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act, is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case (A) that the purchasers in each case who buy the Securities in Exempt Resales are QIBs and (B) the accuracy of and compliance with each of the Company’s and the Initial Purchasers’

representations, warranties and covenants contained in this Agreement.

(vii)         the statements made in the Time of Sale Information and the Offering Memorandum under the captions “Description of the Debentures” and “Transfer Restrictions,” in each case insofar as such statements constitute summaries of the legal matters referred to therein, fairly summarize the matters referred to therein; and the provisions of the Indenture and the Securities conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Time of Sale Information and the Offering Memorandum;

(viii)        this Agreement has been duly authorized, executed and delivered by the Company;

(ix)           such counsel is (A) of the opinion that each document incorporated by reference in the Time of Sale Information and the Offering Memorandum (except for the financial statements and schedules and other financial and statistical data therein as to which such counsel need not express an opinion) complied when filed with the Commission as to form in all material respects with the requirements of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder and (B) except for the financial statements and schedules and other financial and statistical data therein as to which such counsel need not express a belief, has no reason to believe that the Preliminary Memorandum, as amended and supplemented, the Time of Sale Information and the Offering Memorandum at the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information and the Offering Memorandum (as amended or supplemented, if applicable) on the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In regard to clauses (iii), (iv) and (viii) above, such counsel may state that no opinion is expressed with respect to the effect of New York law. In regard to clause (ix) above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Time of Sale Information and the

Offering Memorandum and any supplements and amendments thereto and upon their review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as specified.

(f)            You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated the Closing Date, covering the matters in (iii), (iv), and clause (B) of (ix) of (e) above, provided that with respect to clause (B) of (ix) of (e) above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Time of Sale Information and the Offering Memorandum and any amendments and supplements thereto (other than documents incorporated by reference), and upon their review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as specified.

(g)           You shall have received on the date of this Agreement and Closing Date letters, dated the date of this Agreement and Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information and the Offering Memorandum.

V.

In further consideration of the agreements of the Initial Purchasers herein contained the Company covenants as follows:

(a)           To furnish without charge to you as many copies of the Time of Sale Information and the Offering Memorandum and any amendments and supplements thereto as you may reasonably request.

(b)           Before amending or supplementing the Time of Sale Information or the Offering Memorandum, to furnish to each of you a copy of each such proposed amendment or supplement.

(c)           Except as permitted by law, during the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act) the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act)

to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(d)           The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any security issued by the Company substantially similar to the Securities, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

(e)           So long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any holder of Securities (each, a “Securities Holder”), the Company shall promptly furnish to such Securities Holder or to a prospective purchaser of Securities designated by such Securities Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Additional Company Information”) in order to permit compliance by such Securities Holder with Rule 144A in connection with the resale of such Securities by such Securities Holder.

(f)            If the Time of Sale Information is being used to solicit offers to buy the Securities at a time when the Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Offering Memorandum, or if it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Offering Memorandum.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate.

(h)           The Company will pay all out-of-pocket expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the reasonable fees and expenses of the Trustee and its professional advisors, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and distribution of this Agreement, the Time of Sale Information, the Offering Memorandum and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities, (iii) any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchasers designate and the printing of memoranda relating thereto and (iv) for any fees charged by investment rating agencies for the rating of the Securities.

(i)            During the period beginning on the date of this Agreement and terminating on the Closing Date not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities, without your prior written consent.

(j)            To cause each of the Securities to bear the legend set forth in the form of Debenture set forth in the Indenture until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein.

VI.

The Company represents and warrants to each Initial Purchaser that:

(a)           The Time of Sale Information and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 6(a)

shall not apply to statements in or omissions from the Time of Sale Information or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

(b)           When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(c)           None of the Company or any its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has offered or sold, or will offer or sell, the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(d)           The Securities satisfy the eligibility requirements of Rule 144(d)(3) under the Securities Act.

(e)           Each of the Time of Sale Information and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)            None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D), or, to the best the Company’s knowledge, any person acting on its or their behalf, directly or indirectly (other than the Initial Purchasers, as to which the Company makes no representation), has made or will make offers or sales of any security, or has solicited or will solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(g)           No registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act, is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Securities in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers’

representations, warranties and covenants contained in this Agreement.

VII.

The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, as amended or supplemented, the Time of Sale Information or the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Initial Purchaser through you expressly for use therein.

In case any action shall be brought against any Initial Purchaser or any person controlling such Initial Purchaser, based upon the Preliminary Memorandum, as amended or supplemented, the Time of Sale Information or the Offering Memorandum or any amendment or supplement thereto or any preliminary memorandum and in respect of which indemnity may be sought against the Company, such Initial Purchaser shall promptly notify the Company in writing, and the Company, upon the request of such Initial Purchaser, shall assume the defense thereof on behalf of the Initial Purchaser or controlling person, including the employment of counsel and payment of all expenses. In any such action, such Initial Purchaser or any such controlling person shall have the right to employ its own counsel but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both such Initial Purchaser or such controlling person and the Company and the Initial Purchaser or controlling person shall have been advised by such counsel that there maybe one or more legal defenses available to it which are different from or additional to those available to the Company (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of local counsel) for all such Initial Purchaser and controlling persons, which firm shall be designated in writing by you, and that such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for indemnification (or contribution as provided below) with respect to the settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Initial Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment (or to make contribution as provided below).

Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Time of Sale Information or the Offering Memorandum. In case any action shall be brought against the Company, any of its directors or any such officer or controlling person based on the Time of Sale Information or the Offering Memorandum and in respect of which indemnity may be sought against any Initial Purchaser, such Initial Purchaser shall have the rights and duties given to the Company, and the Company, its directors or any such officer or controlling person shall have the rights and duties given to the Initial Purchaser, by the preceding paragraph of this Article VII.

If the indemnification provided for in the second paragraph of this Article VII is unavailable to any Initial Purchaser or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

If the indemnification provided for in this Article VII is sought solely by the Company under the fourth paragraph hereof and there is no claim for indemnification by any Initial Purchaser or any person controlling such Initial Purchaser arising out of the same misstatement or omission and if such indemnification is unavailable to the Company in respect of any losses, claims, damages or liabilities referred to in such fourth paragraph, then each Initial Purchaser, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in such paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total Purchase Price of the Securities purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Article VII are several in proportion to their respective underwriting percentages (as defined in the Agreement Among Initial Purchasers relating to the Securities) and not joint.

The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the

Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

VIII.

This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) prior to the Closing Date (i) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) trading in any securities of the Company shall have been suspended on any national securities exchange in the United States or in any over-the-counter market in the United States, (iii) a general moratorium on banking activities in New York shall have been declared by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis, any of which is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event either singly or together makes it, in your reasonable judgment, impracticable to market the Securities. Any termination of this Agreement pursuant to this Article VIII shall be without liability on the part of the Company to the Initial Purchasers, or the Initial Purchasers to the Company.

IX.

This Agreement shall become effective upon signature.

If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities, the other Initial Purchasers shall be obligated severally in the proportions which the principal amount of Securities set forth opposite their names in Article I bears to the aggregate principal amount of Securities so set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase; provided that in no event shall the principal amount of Securities which any Initial Purchaser has agreed to purchase pursuant to Article I hereof be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If any Initial Purchaser or Initial Purchaser shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case which does not result in such a termination, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel), reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Very truly yours,

THE UNION LIGHT, HEAT AND POWER COMPANY

By:	/s/ Wendy L. Aumiller
Name: Wendy L. Aumiller
Title: Vice President & Treasurer

Accepted: March 7, 2006

KEYBANC CAPITAL MARKETS, a Division of McDonald Investments Inc.

By:	/s/ Nida Raza
Name: Nida Raza
Title: Director

LASALLE FINANCIAL SERVICES, INC.

By:	/s/ Jim Stewart
Name: Jim Stewart
Title: Managing Director, Head of US Fixed Income Capital Markets

Schedule 1

Time of Sale Information

$115 million Union Light Heat & Power Senior Notes 5.75%  due 2016 and 6.20% due 2036

Proposed Terms and Conditions

Issuer:	Union Light Heat & Power

Market Type:	Senior Unsecured Notes

Ratings:	Baa1/BBB (stable/negative)
Trade Date:	March 7, 2006

Settlement Date:	March 10, 2006 (T+3)

Coupon Payment Dates:	March 10 and September 10

First Payment Date:	September 10, 2006

Final Maturity:	March 10, 2016	March 10, 2036

Principal Amount:	US$50,000,000	US$65,000,000
Treasury Benchmark:	UST4.500% Feb-16	UST5.375% Feb-31
Treasury Price:	98–6+	108-4

Treasury Yield:	4.728%	4.812%
Spread:	+ 103 basis points	+ 143 basis points
Yield:	5.758%	6.242%
Coupon:	5.750%	6.200%
Issue Price:	99.940%	99.434%
Underwriting Fee:	0.65%	0.875%
Price to Issuer:	99.290%	98.559%

Proceeds to Issuer:	US$49,645,000	US$64,063,350

CUSIP:	906888 AR 3	906888 AS 1
Day Count:	30/360
Payment Frequency:	Semi-Annual
Denominations:	$1,000 x 1,000
Sole Book-Running Manager:	KeyBanc Capital Markets, a Division of McDonald Investments Inc. (80%)
Co-Managers:	LaSalle Financial Services, Inc. (20%)